                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        BRUSH ENGINEERED MATERIALS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                        BRUSH ENGINEERED MATERIALS INC.
                             17876 ST. CLAIR AVENUE
                             CLEVELAND, OHIO 44110

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Brush Engineered Materials Inc. will be held at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio 44114, on May 4, 2004 at 11:00 a.m., local time, for the following purposes:

     (1) To elect three directors, each to serve for a term of three years and until a successor is elected and qualified; and

     (2) To transact any other business that may properly come before the meeting.

     Shareholders of record as of the close of business on March 5, 2004 are entitled to notice of the meeting and to vote at the meeting or any adjournment or postponement of the meeting.

                                          Michael C. Hasychak
                                          Secretary

March 15, 2004

                      IMPORTANT -- YOUR PROXY IS ENCLOSED.

     PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ACCOMPANYING ENVELOPE.

                        BRUSH ENGINEERED MATERIALS INC.
                             17876 ST. CLAIR AVENUE
                             CLEVELAND, OHIO 44110

                                PROXY STATEMENT
                                 MARCH 15, 2004

                              GENERAL INFORMATION

     Your Board of Directors is furnishing this proxy statement to you in connection with our solicitation of proxies to be used at our annual meeting of shareholders to be held on May 4, 2004.

     If you sign and return the enclosed proxy card, your shares will be voted as indicated on the card. Without affecting any vote previously taken, you may revoke your proxy by delivery to us of a new, later dated proxy with respect to the same shares, or by giving written notice to us before or at the annual meeting. Your presence at the annual meeting will not, in and of itself, revoke your proxy.

     At the close of business on March 5, 2004, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting, we had outstanding and entitled to vote 16,711,853 shares of common stock.

     Each outstanding share of common stock entitles its holder to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided that the shareholder gives not less than 48 hours notice in writing to the President, any Vice President or the Secretary of Brush Engineered Materials that the shareholder desires that voting at the election be cumulative, and provided further that an announcement is made upon the convening of the meeting informing shareholders that notice requesting cumulative voting has been given by the shareholder. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of the shareholders' votes to one nominee or divide the shareholder's votes among as many nominees as he or she sees fit. Unless contrary instructions are received on proxies given to Brush Engineered Materials, in the event that cumulative voting applies, all votes represented by the proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in this manner would not be effective to elect all the nominees, the votes will be cumulated at the discretion of the Board of Directors so as to maximize the number of the Board of Directors' nominees elected.

     In addition to the solicitation of proxies by the use of the mails, we may solicit the return of proxies in person and by telephone, telecopy or e-mail. We will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares and will reimburse them for their expenses. We will bear the cost of the solicitation of proxies.

     At the annual meeting, the inspectors of election appointed for the meeting will tabulate the results of shareholder voting. Under Ohio law, our articles of incorporation and our code of regulations, properly signed proxies that are marked "abstain" or are held in "street name" by brokers and not voted on one or more of the items before the meeting will, if otherwise voted on at least one item, be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of the election of directors will not be counted in determining the election of directors.

                            1. ELECTION OF DIRECTORS

     Our articles of incorporation and code of regulations provide for three classes of directors whose terms expire in different years. At the present time it is intended that proxies will be voted for the election of Joseph P. Keithley, William R. Robertson and John Sherwin, Jr.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THESE NOMINEES.

     If any of these nominees becomes unavailable, it is intended that the proxies will be voted as the Board of Directors determines. We have no reason to believe that any of the nominees will be unavailable. The three nominees receiving the greatest number of votes will be elected as directors of Brush Engineered Materials.

     The following table sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:

DIRECTORS WHOSE TERMS END IN 2007               CURRENT EMPLOYMENT
--------------------------------------------------------------------------------------------

Joseph P. Keithley                              Chairman, Chief Executive Officer and
     Director since 1997                        President,
     Member -- Governance Committee,            Keithley Instruments, Inc.
     Organization and Compensation Committee    (Electronic Test and Measurement Products)
     and Retirement Plan Review Committee
Age -- 55

Mr. Keithley has been Chairman of the Board of Keithley Instruments, Inc. since 1991. He has served as Chief Executive Officer of Keithley Instruments, Inc. since November 1993 and as its President since May 1994. He is a director of Keithley Instruments, Inc. and Nordson
Corporation.
--------------------------------------------------------------------------------------------

William R. Robertson                            Managing Partner,
     Director since 1997                        Kirtland Capital Partners
     Member -- Audit Committee, Organization    (Private Equity Investments)
     and Compensation Committee and
     Retirement Plan Review Committee
Age -- 62

Mr. Robertson has been a Managing Partner of Kirtland Capital Partners since September 1997.
Prior to that time, he was President and a director of National City Corporation from
October 1995 until July 1997. He also served as Deputy Chairman and a director from August
1988 until October 1995. He is a director of Gries Financial LLC, Fairport Asset Management
LLC and Instron Corporation. Mr. Robertson is a member of the Board of Managers of the
Prentiss Foundation and a member of and a vice president of the Board of Trustees of the
Cleveland Museum of Art.
--------------------------------------------------------------------------------------------

John Sherwin, Jr.                               President,
     Director since 1981                        Mid-Continent Ventures, Inc.
     Member -- Audit Committee, Organization    (Venture Capital Company)
     and Compensation Committee and
     Retirement Plan Review Committee
Age -- 65

Mr. Sherwin has been President of Mid-Continent Ventures, Inc. during the past five years.
Mr. Sherwin is a director of John Carroll University and Shorebank Cleveland, a trustee of
The Cleveland Clinic Foundation and Chairman of the Cleveland Foundation.
--------------------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS END IN 2005               CURRENT EMPLOYMENT
--------------------------------------------------------------------------------------------

Albert C. Bersticker                            Non-Executive Chairman,
     Director since 1993                        Oglebay Norton Company
     Member -- Governance Committee and         (Mining of Nonmetallic Minerals)
     Organization and Compensation Committee
Age -- 69

Mr. Bersticker was appointed Non-executive Chairman of Oglebay Norton Company in May of
2003. Mr. Bersticker was Chairman of Ferro Corporation from February 1996 and retired in
1999. He served as Chief Executive Officer of Ferro Corporation from 1991 until January of
1999 and as its President from 1988 until February 1996. In addition to serving on the Board of Oglebay Norton Company, Mr. Bersticker currently Secretary, Treasurer and a member of the
Board of Directors of St. John's Medical Center in Jackson, Wyoming.
--------------------------------------------------------------------------------------------

William G. Pryor                                Retired President,
     Director since 2003                        Van Dorn Demag Corporation
     Member -- Organization and Compensation    (Plastic Injection Molding Equipment)
     Committee and Retirement Plan Review
     Committee
Age -- 64

Mr. Pryor was President of Van Dorn Demag Corporation from 1993 and retired in 2002. He had also served as President and Chief Executive Officer of Van Dorn Corporation, predecessor to
Van Dorn Demag Corporation. Mr. Pryor is currently on the Board of Directors of Oglebay
Norton Company and Oxis International, Inc.
--------------------------------------------------------------------------------------------

N. Mohan Reddy, Ph.D.                           Professor
     Director since 2000                        The Weatherhead School of Management, Case
     Member -- Audit Committee and              Western Reserve University
     Organization and Compensation Committee
Age -- 50

Dr. Reddy has been a professor at the Weatherhead School of Management, Case Western Reserve
University for the past five years. Dr. Reddy is a director of Keithley Instruments, Inc.
--------------------------------------------------------------------------------------------

DIRECTORS WHOSE TERMS END IN 2006               CURRENT EMPLOYMENT
--------------------------------------------------------------------------------------------

Gordon D. Harnett                               Chairman of the Board, President
     Director since 1991                        and Chief Executive Officer,
Age -- 61                                       Brush Engineered Materials Inc.

Mr. Harnett has been Chairman of the Board and Chief Executive Officer of Brush Engineered
Materials (and its predecessor, Brush Wellman Inc.) during the past five years. He has been
President from 1991 to 2001 and since May 2002. He is a director of Lubrizol Corporation,
EnPro Industries, Inc. and PolyOne Corporation.
--------------------------------------------------------------------------------------------

David H. Hoag                                   Retired Chairman, and Chief Executive
     Director since 1999                        Officer
     Member -- Governance Committee,            The LTV Corporation
     Organization and Compensation Committee    (Integrated Steel Producer and Metal
     and Retirement Plan Review Committee       Fabricator)
Age -- 64

Mr. Hoag retired as Chairman of the Board of The LTV Corporation in January of 1999. He had
served as its Chairman since June 1991, as Chief Executive Officer from February 1991 until
September 1998 and as President from January 1991 until July 1997. The LTV Corporation filed for Chapter 11 bankruptcy protection in December of 2000. Mr. Hoag is a director of Lubrizol
Corporation, NACCO Industries, Inc., PolyOne Corporation and The Chubb Corporation. He is
also a member of the Boards of Trustees of Allegheny College and University Hospitals of
Cleveland.
--------------------------------------------------------------------------------------------

William B. Lawrence                             Former Executive Vice President,
     Director since 2003                        General Counsel & Secretary,
     Member -- Audit Committee and              TRW, Inc.
     Organization and Compensation Committee    (Advanced Technology Products and Services)
Age -- 59

Prior to the sale of TRW, Inc. to Northrop Grumman Corporation in December 2002, Mr.
Lawrence served as TRW's Executive Vice President, General Counsel and Secretary since 1997 and held various other executive positions at TRW since 1976. Mr. Lawrence also serves on the Board of Directors of Ferro Corporation.
--------------------------------------------------------------------------------------------

William P. Madar                                Chairman of the Board
     Director since 1988                        Nordson Corporation
     Member -- Governance Committee and         (Industrial Application Equipment
     Organization and Compensation Committee    Manufacturer)
Age -- 64

Mr. Madar was elected Chairman of the Board of Nordson Corporation effective October 1997.
Prior to that time, he served as Vice Chairman of Nordson Corporation from August 1996 until
October 1997 and as Chief Executive Officer from February 1986 until October 1997. From
February 1986 until August 1996, he also served as its President. He is a director of
Lubrizol Corporation.
--------------------------------------------------------------------------------------------

           CORPORATE GOVERNANCE; COMMITTEES OF THE BOARD OF DIRECTORS

     The New York Stock Exchange has recently adopted new corporate governance requirements, which will become effective immediately after our annual meeting. We have adopted a Policy Statement on Significant Corporate Governance Issues and a Code of Business Conduct and Ethics in compliance with these new New York Stock Exchange and Securities and Exchange Commission requirements. These materials, along with the charters of the Audit, Governance, Organization and Compensation, and Retirement Plan Review Committees of our Board of Directors, which also comply with these new requirements, are available on our website at www.beminc.com, or upon request by any shareholder to Secretary, Brush Engineered Materials Inc., 17876 St. Clair Avenue, Cleveland, Ohio 44110. We also make our reports on Forms 10-K, 10-Q and 8-K available on our website, free of charge, as soon as reasonably practicable after these reports are filed with the Securities and Exchange Commission. Any amendments or waivers to our Code of Business Conduct and Ethics, Committee Charters and Policy Statement on Significant Corporate Governance Issues will also be made available on our website. The information on our website is not incorporated by reference into this proxy statement or any of our periodic reports.

  Board Independence

     Our Board of Directors has affirmatively determined that each of our directors, other than Mr. Harnett, is: "independent" within the meaning of that term which will be defined in new Section 303A.02(b) of the New York Stock Exchange listing standards; a "non-employee director" within the meaning of that term as defined in Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); and an "outside director" within the meaning of that term as defined in the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986.

     With respect to Section 303A.02(a) of the New York Stock Exchange's new listing standards, our Board of Directors has affirmatively determined that each director named as independent has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, that would compromise his independence from the Company's management. Mr. William B. Lawrence served as the Executive Vice President, General Counsel and Secretary of TRW, Inc. prior to its acquisition by Northrop Grumman Corporation in December 2002, and resigned on February 1, 2003, prior to becoming a director of the Company on August 11, 2003. Although Northrop Grumman and certain of its affiliates including TRW are customers of the Company, because Mr. Lawrence is no longer employed in any capacity by or otherwise associated with either company, our Board of Directors has affirmatively determined that he has no material relationship with Northrop Grumman or its affiliates that would compromise his independence from the Company's management. After appropriate diligence, our Board or Directors has identified no other potentially material relationships with our other directors identified as independent.

  Charitable Contributions

     Within the last three years, we have made no charitable contributions during any single fiscal year to any charity in which a director serves as an executive officer, of over the greater of $1 million or 2% of the Company's consolidated gross revenues.

  Board Communication

     Our Policy Statement on Significant Corporate Governance Issues provides that the Chairman of the Organization and Compensation Committee, presently Mr. William P. Madar, will be the lead non-management director. Shareholders may communicate with the Board of Directors as a whole, the lead non-management director or the non-management directors as a group, by forwarding relevant information in writing to Chairman, Organization and Compensation Committee, c/o Secretary, Brush Engineered Materials Inc., 17876 St. Clair Avenue, Cleveland, Ohio 44110. Any other communication to individual directors or committees of the Board of Directors may be similarly addressed to the appropriate recipients, c/o our Secretary.

  Audit Committee

     The Audit Committee held eight meetings in 2003. The Audit Committee membership consists of Messr. Robertson, as Chairman, Messrs. Lawrence, Reddy and Sherwin. In February 2004, a revised charter for the Audit Committee was adopted, which is attached as Appendix A to this proxy statement. Under that charter, the Audit Committee's principal functions include assisting our Board of Directors in fulfilling its oversight responsibilities with respect to:

     - the integrity of our financial statements and our financial reporting process;

     - compliance with ethics policies and legal and other regulatory requirements;

     - our independent auditor's qualifications and independence;

     - our systems of internal accounting and financial controls; and

     - the performance of our independent auditors and of our internal audit functions.

     The Audit Committee also prepared the Audit Committee report included under the heading "Audit Committee Report" in this proxy statement.

  Audit Committee Expert

     Although our Board of Directors has determined that more than one member of the Audit Committee has the accounting and related financial management expertise to be an "audit committee financial expert", as defined by the SEC, it has named the Audit Committee Chairman, Mr. Robertson, as the named financial expert. Each member of the Audit Committee is financially literate, and each member of the Audit Committee satisfies the heightened independence requirements in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

  Governance Committee

     The Governance Committee held four meetings in 2003. The Governance Committee membership consists of Messr. Bersticker, as Chairman, Messrs. Hoag, Keithley and Madar. All the members are independent in accordance with the NYSE Rules. Its principal functions include:

     - evaluation of candidates for board membership, including any nominations of qualified candidates submitted in writing by shareholders to our Secretary;

     - making recommendations to the full Board of Directors regarding directors' compensation;

     - making recommendations to the full Board of Directors regarding Board of Directors governance matters; and

     - overseeing the evaluation of the Board and management of the Company.

  Nomination of Director Candidates

     The Governance Committee will consider candidates recommended by shareholders for nomination as directors of the Company. Any shareholder desiring to submit a candidate for consideration by the Governance Committee should send the name of the proposed candidate, together with biographical data and background information concerning the candidate, to the Governance Committee, c/o our Secretary. The Governance Committee did not receive any recommendation for a candidate from a shareholder or shareholder group as of March 5, 2004.

     In recommending candidates to the Board of Directors for nomination as directors, the Governance Committee's charter requires it to consider such factors as it deems appropriate, consistent with our Policy Statement on Significant Corporate Governance Issues. Such factors should include judgment, skills, diversity, integrity, age, experience with comparable businesses, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees of the Board. The Governance Committee's evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources.

     A shareholder of record entitled to vote in an election of directors who timely complies with the procedures set forth in our code of regulations and with all applicable requirements of the Exchange Act and the rules and regulations thereunder, may also directly nominate individuals for election as directors at a shareholders' meeting. Copies of our Code of Regulations are available by a request addressed to our Secretary.

  Organization and Compensation Committee

     The Organization and Compensation Committee held seven meetings in 2003. Its membership consists of Messr. Madar, as Chairman, Messrs. Bersticker, Hoag, Keithley, Lawrence, Pryor, Reddy, Robertson and Sherwin. Its principal functions include:

     - reviewing executive compensation;

     - taking action where appropriate or making recommendations to the full Board of Directors with respect to executive compensation;

     - recommending the adoption of executive benefit plans;

     - granting stock options and other awards; and

     - reviewing and recommending actions to the full Board of Directors on matters relating to management succession, retention and development and changes in organization structure.

  Retirement Plan Review Committee

     The Retirement Plan Review Committee held three meetings in 2003. Its membership consists of Messr. Sherwin as Chairman, and Messrs. Hoag, Keithley, Pryor and Robertson. Its principal functions include:

     - reviewing defined benefit pension plans as to current and future costs, funded position, and actuarial and accounting assumptions used in determining benefit obligations;

     - establishing and reviewing policies and strategies for the investment of defined benefit pension plan assets; and

     - reviewing investment options offered under employee savings plans and the performance of those investment options.

  Board Attendance

     Our Board of Directors held eight meetings in 2003. All of the directors attended at least 75% of the Board and assigned committee meetings during 2003. Our policy is that directors are expected to attend all meetings, including the annual meeting of shareholders. All of our directors attended last year's annual meeting of shareholders.

                             DIRECTOR COMPENSATION

     Each director who is not an officer of Brush Engineered Materials receives an annual retainer fee of $16,500 for each calendar year. The Chairman of each committee, if not an officer, receives an additional $5,000 on an annual basis and the Chairman of the Audit Committee receives an additional $8,000 annually. In addition, each director who is not an officer of Brush Engineered Materials receives a meeting fee of $17,500 on an annual basis.

     Brush Engineered Materials maintains a Deferred Compensation Plan for Non-employee Directors. This plan provides each non-employee director the opportunity to defer receipt of all or a portion of the compensation payable for his services as a director. Brush Engineered Materials, in turn, transfers an amount equal to the reduction in compensation to a trust, which is invested at the director's discretion. The Deferred Compensation Plan for Non-employee Directors was amended during 2001 to allow for additional investment choices as may be approved by the Administrative Committee. Prior to the amendment, the investment choices were limited to Brush Engineered Materials common stock or in accordance with the Brush Engineered Materials investment policy. The amendment permits a director who is age 55 or older to change his election with respect to amounts previously credited to his account, and also permits a director, regardless of age, to change his election from time to time with respect to future additions to his deferred compensation account. A director may also elect to receive a distribution of part or all of his deferred compensation account in one or more distributions subject to a 10% penalty. Directors are encouraged to take all or a portion of their compensation in the form of common stock. For 2002 and 2003, directors elected to receive an aggregate of $69,000 and $73,667 worth of Brush Engineered Materials common stock on a deferred basis under this plan, respectively.

     Dr. Charles F. Brush III, retired from our Board of Directors after over 45 years of continuous service, effective December 31, 2003, but will continue to serve as Director Emeritus. Dr. Brush will continue to defer the receipt of shares of Company common stock he previously received under the 1997 Stock Incentive Plan for Non-employee Directors and has waived any right to receive future awards under that plan.

     We previously maintained a Stock Option Plan for Non-employee Directors, which authorized a one-time grant of a non-qualified option to purchase 5,000 shares of Company common stock, at fair market value at the date of grant, to each non-employee director who had never been an employee of the Company. There are no more shares available under this plan. The 1997 Stock Incentive Plan for Non-employee Directors, which replaced the Stock Option Plan for Non-employee Directors, provides newly elected directors with the same one-time stock option grant that was previously available under the Stock Option Plan for Non-employee Directors. In addition, this plan provides for an automatic grant of 500 deferred shares of common stock to each eligible director on the business day following the annual meeting of shareholders. During 2003, eight directors were credited with 500 shares each of Company common stock.

     An amendment to the 1997 Stock Incentive Plan for Non-employee Directors was approved by shareholders at the 2001 annual meeting. Under the plan as amended, each non-employee director receives the grant of an option to purchase up to 2,000 shares of Brush Engineered Materials common stock annually. In 2003, eight directors received stock option grants for 2,000 shares of common stock each at an exercise price of $5.59.

                           BENEFICIAL OWNERSHIP TABLE

     The following table sets forth, as of February 16, 2004, information with respect to the beneficial ownership of Brush Engineered Materials common stock by each person known by Brush Engineered Materials to be the beneficial owner of more than 5% of the common stock, by each present director of Brush Engineered Materials, by executive officers of Brush Engineered Materials and by all directors and executive officers of Brush Engineered Materials as a group. Unless otherwise indicated in the note to this table, the shareholders listed in the table have sole voting and investment power with respect to shares beneficially owned by them. Shares that are subject to stock options that may be exercised within 60 days of February 16, 2004 are reflected in the number of shares shown and in computing the percentage of Brush Engineered Materials common stock beneficially owned by the person who owns those options.

                                                                  NUMBER OF             PERCENT
                                                                    SHARES              OF CLASS
                                                                  ---------             --------
NON-OFFICER DIRECTORS
Albert C. Bersticker........................................     25,184(1)(2)                *
David H. Hoag...............................................     21,101(1)(2)                *
Joseph P. Keithley..........................................     16,090(1)(2)                *
William B. Lawrence.........................................      5,000(1)                   *
William P. Madar............................................     32,189(1)(2)                *
William G. Pryor............................................      5,000(1)                   *
N. Mohan Reddy..............................................     23,497(1)(2)                *
William R. Robertson........................................     42,065(1)(2)(3)             *
John Sherwin, Jr............................................     20,950(1)(2)(4)             *

NAMED EXECUTIVE OFFICERS
Gordon D. Harnett...........................................    306,980(1)                 1.8%
Daniel A. Skoch.............................................    100,011(1)                   *
John D. Grampa..............................................     63,888(1)                   *
All directors and executive officers as a group (including
  the Named Executive Officers) (12 persons)................    661,955(5)                  --

OTHER PERSONS
SSB Citi Fund Management LLC
  388 Greenwich Street
  New York, New York 10013..................................  3,178,651(6)                18.5%

Dimensional Fund Advisors
  1299 Ocean Avenue
  Santa Monica, California..................................  1,181,720(7)                 6.9%

Brush Engineered Materials Inc. Savings and Investment
  Plan......................................................    935,475(8)                 5.4%

---------------

   *  Less than 1% of common stock.

 (1) Includes shares covered by outstanding options exercisable within 60 days as follows: Mr. Harnett 272,500 Mr. Skoch
      97,000; Mr. Grampa 57,000; 5,000 for each of Messrs.
      Lawrence and Pryor; 6,000 each for Messrs. Bersticker, Madar and Sherwin and 11,000 each for Messrs. Hoag, Keithley,
      Reddy and Robertson. Also includes 2,000 restricted shares granted to Mr. Grampa in 2004 pursuant to the 1995 Stock
      Incentive Plan, as amended, which are subject to forfeiture if Mr. Grampa is not continuously employed in his current capacity for a period of three years ending on February 3, 2007.

 (2)  Includes deferred shares under the Deferred Compensation
      Plan for Non-employee Directors, and 1997 Stock Incentive
      Plan for Non-employee Directors as follows: Mr. Bersticker
      18,684; Mr. Hoag 9101; Mr. Keithley 4,090; Mr. Madar 24,989;
      Dr. Reddy 12,497; Mr. Robertson 20,565; and Mr. Sherwin
      6,101.

 (3) Includes 500 shares owned by Mr. Robertson's wife of which Mr. Robertson disclaims beneficial ownership.

 (4) Includes 4,647 shares owned by Mr. Sherwin's wife and children of which Mr. Sherwin disclaims beneficial ownership.

 (5) Includes 498,500 shares subject to outstanding options held by officers and directors and exercisable within 60 days.

 (6) According to a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004, as of December 31,
      2003, Citigroup Inc. had shared voting power and shared dispositive power over 2,256,471 shares; Salomon Smith
      Barney Holdings Inc. had shared voting power and shared dispositive power over 2,256,471 shares; and SSB Citi Fund
      Management LLC, formerly SSBC Fund Management Inc., had shared voting power and shared dispositive power over 2,049,021 shares. SSB Citi Fund Management LLC is a wholly-owned subsidiary of Salomon Smith Barney Holdings
      Inc. Salomon Smith Barney Holdings Inc. is a wholly-owned subsidiary of Citigroup Inc. Each reported that it is an Investment Advisor under either the Investment Advisors Act of 1940 or a similar state law.

 (7) Dimensional Fund Advisors, an Investment Advisor registered under the Investment Advisors Act of 1940, reported on a
      Schedule 13G filed with the Securities and Exchange
      Commission on February 6, 2004 that, as of December 31,
      2003, it had sole voting and dispositive power with respect to 1,181,720 shares. Dimensional possesses voting and dispositive power by virtue of its role as investment advisor to four investment companies registered under the Investment Company Act of 1940 and as investment manager for commingled group trusts and separate accounts. The shares over which Dimensional exercises voting and dispositive power are owned by the four investment companies and other group trusts and separate accounts and Dimensional disclaims ownership of these shares.

 (8)  Fidelity Management Trust Company, trustee for the Brush
      Engineered Materials Inc. Savings and Investment Plan holds the shares in trust. All participants share voting power with the trustee of the Plan with respect to shares attributable to their accounts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and officers and persons who own 10% or more of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Directors, officers and 10% or greater shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

     Based solely on our review of copies of forms that we have received, and written representations by our directors, officers and 10% or greater shareholders, all of our directors, officers and 10% or greater shareholders complied with all filing requirements applicable to them with respect to transactions in our equity securities during the fiscal year ended December 31, 2003.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the before-tax compensation for the years shown for Mr. Harnett and the remaining executive officers.

                                                                                              LONG-TERM
                                                                                             COMPENSATION
                                               ANNUAL COMPENSATION(1)                           AWARDS
                               -------------------------------------------------------   --------------------
                                                               BONUS($)                  SECURITIES
                                                --------------------------------------   UNDERLYING    LTIP      ALL OTHER
                                      SALARY       ANNUAL         SPECIAL       TOTAL     OPTIONS     PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR   ($)(2)    INCENTIVE(3)  +  AWARD(4)   =   BONUS       (#)       ($)(5)     ($)(2)(6)
---------------------------    ----   -------   ------------     --------      -------   ----------   -------   ------------

Gordon D. Harnett              2003   590,400     313,440(2)      597,425      910,865     28,500     601,088       9,558
  Chairman of the Board,       2002   585,000      46,800(2)            0       46,800     35,000          0       89,208
  President and Chief          2001   583,366           0               0            0     35,000          0       19,275
  Executive Officer

Daniel A. Skoch                2003   260,383     100,455(2)       85,531      185,986     15,000     176,760       4,370
  Senior Vice President        2002   258,000      30,960(2)            0       30,960     15,000          0       20,769
  Administration               2001   257,808           0               0            0     12,000          0       11,351

John D. Grampa                 2003   242,215      93,447               0       93,447     15,000     164,400       1,065
  Vice President Finance       2002   240,000      28,800(2)            0       28,800     15,000          0        3,231
  and Chief Financial Officer  2001   239,231           0               0            0     10,000          0       10,283

---------------

(1) Several columns and headings to this table have been omitted because no compensation was reportable thereunder.

(2) Salary and Bonus for 2003, 2002 and 2001 includes compensation the executive elected to replace with options to purchase property other than Brush Engineered Materials securities under the Company's Key Employee Share Option Plan as follows: Mr. Harnett $26,232, $23,100 and $31,050; Mr. Skoch $5,481, $13,694 and $5,923 and Mr. Grampa $0, $20,000 and $30,000.

    All Other Compensation for 2003, 2002 and 2001 includes amounts in connection with options to purchase property other than Brush Engineered Materials securities under the Company's Key Employee Share Option Plan as follows: Mr. Harnett $6,558, $5,775 and $14,175; Mr. Skoch $1,370, $870 and
    $6,251; and Mr. Grampa $0, $700 and $5,183.

    The Key Employee Share Option Plan provides for options covering property with an initial value equal to the amount of compensation they replace, divided by 75%, and with an exercise price equal to the difference between that amount and the amount of compensation replaced. Thus, the executive may receive the increase or decrease in market value of the entire amount of the property covered by the option, including the exercise price.

(3) The annual performance compensation plan provides for single-sum cash payments that are based on achieving pre-established financial objectives and other qualitative performance factors. For 2003, the amounts for the annual performance plan were $313,440 and $100,455 under the Annual Incentive column for the Bonus category for Mr. Harnett and Mr. Skoch, respectively. See Compensation Committee Report on Executive Compensation on page 13 under the category of "Annual Performance Compensation".

(4) In 2002, the Company discontinued its Supplemental Retirement Benefit Plan for Mr. Harnett and Mr. Skoch in exchange for amounts paid in settlement of the Company's obligation. In 2003, in lieu of a supplemental plan and in order to retain a competitive position in the marketplace, the Committee exercised its discretion to authorize a special award included under the Special Award column for the Bonus category for 2003 for Mr. Harnett in the amount of $597,425 and Mr. Skoch in the amount of $85,531. See Compensation Committee Report on Executive Compensation on page 14 under the category of "Special Award".

(5) Payout in 2003 was a cash award based on a two-year performance period measured by improvement in the corporation's operating profit and working capital from January 1, 2002 through December 31, 2003. See Compensation Committee Report on Executive Compensation on page 13 under the category of "Long-term Incentives."

(6) Except as noted in (2), amounts in All Other Compensation consist of Company matching contributions to the Brush Engineered Materials Inc. Savings and Investment Plan.

                      OPTION EXERCISES IN LAST FISCAL YEAR

     The following table provides information about stock options exercised by the executive officers who are included in the Summary Compensation Table and the value of each officer's unexercised options at December 31, 2003:

                                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                           NUMBER OF SHARES                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               ACQUIRED          VALUE      OPTIONS AT DECEMBER 31, 2003      AT DECEMBER 31, 2003,
          NAME               ON EXERCISE       REALIZED       EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
          ----             ----------------   -----------   -----------------------------   -------------------------
Gordon D. Harnett........           --               --               302,500/0                   $1,163,030/0
Daniel A. Skoch..........           --               --                97,000/0                   $  405,055/0
John D. Grampa...........           --               --                57,000/0                   $  265,500/0

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information about stock option grants during 2003 to the executive officers who are included in the Summary Compensation Table. There was one grant of options to the named executive officers during the year.

                                                            INDIVIDUAL GRANTS                POTENTIAL REALIZABLE
                                                 ----------------------------------------      VALUE AT ASSUMED
                                    NUMBER OF     PERCENT OF                                ANNUAL RATES OF STOCK
                                    SECURITIES   TOTAL OPTIONS    EXERCISE                  PRICE APPRECIATION FOR
                                    UNDERLYING    GRANTED TO       OR BASE                       OPTION TERM
                                     OPTIONS     EMPLOYEES IN       PRICE      EXPIRATION   ----------------------
               NAME                  GRANTED      FISCAL YEAR      ($/SH)         DATE         5%          10%
               ----                 ----------   -------------   -----------   ----------   ---------   ----------
Gordon D. Harnett.................    28,500         12.04          $5.55       2/11/13      $99,475     $252,090
Daniel A. Skoch...................    15,000          6.33          $5.55       2/11/13      $52,355     $132,679
John D. Grampa....................    15,000          6.33          $5.55       2/11/13      $52,355     $132,679

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     No performance restricted shares or performance shares were awarded during 2003 pursuant to the 1995 Stock Incentive Plan, as amended.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain aggregated information relating to the Company's equity compensation plans (including individual compensation plans, if any) as of December 31, 2003:

                                                                                  NUMBER OF SECURITIES
                                                                                 REMAINING AVAILABLE FOR
                       NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE     FUTURE ISSUANCE UNDER
                        ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING      EQUITY COMPENSATION PLANS
                          OUTSTANDING OPTIONS,        OPTIONS, WARRANTS AND       (EXCLUDING SECURITIES
                          WARRANTS AND RIGHTS                RIGHTS             REFLECTED IN COLUMN (a))
PLAN CATEGORY                     (a)                          (b)                         (c)
-------------          --------------------------   -------------------------   -------------------------
Equity Compensation
  Plans Approved by
  Security Holders...          1,474,943                      $15.78                     472,331
Equity Compensation
  Plans Not Approved
  by Security
  Holders............                  0                           0                           0
                               ---------                      ------                     -------
Total................          1,474,943                      $15.78                     472,331
                               =========                      ======                     =======

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Organization and Compensation Committee of the Board of Directors is composed of all the independent, non-employee directors of the Board. The Committee is responsible for developing and making policy recommendations to the Board with respect to the Company's executive compensation. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer, elected executive officers and certain other senior management positions.

COMPENSATION PHILOSOPHY -- PAY FOR PERFORMANCE

     The Committee's compensation philosophy is to recognize superior results with superior monetary rewards. Where results are below expectations, pay will directly reflect the less-than-targeted performance.

TOTAL COMPENSATION STRATEGY

     The executive compensation strategy is to attract and retain qualified executives and to provide appropriate incentives to achieve the long-term success of the Company and to enhance shareholder value over the long term. The Company employs a total compensation strategy, taking into consideration base pay, annual performance compensation and long-term incentives. Base salary is generally established at competitive levels, and greater weight is put on the performance-driven portions of the compensation package.

     As part of the total compensation strategy, the Committee has given consideration to the increased retention and motivational issues caused by the challenging and controversial environmental and legal disputes the Company has faced.

BASE SALARY

     Base salaries are established by the Committee based on an executive's job responsibilities, level of experience, individual performance and contribution to the business. In September, 2003, a 3% increase to base salary was granted to the CEO and other executive officers - the first increase to base salary since January, 2001. The CEO's annual base salary is $602,550.

ANNUAL PERFORMANCE COMPENSATION

     A Management Performance Compensation Plan provides for annual, single-sum cash payments that are based on achieving preestablished financial objectives and qualitative performance factors. Qualitative factors include performance against certain strategic measures, primarily related to environmental, health and safety achievements.

     An annual performance compensation target opportunity is established for each executive by the Committee based on job responsibilities, level of experience, overall business performance and individual contribution to the business, as well as analyses of competitive industry practice. The Chief Executive Officer is measured primarily on a preestablished financial objective and to a limited extent on qualitative performance factors. In 2003, the Chief Executive Officer was awarded $216,840 as a result of achieving the Company's financial objective, which equated to 67.9% of the target opportunity and was based on operating profit improvement, and $96,600 as a result of the Committee's evaluation of his qualitative performance measures.

LONG-TERM INCENTIVES

     Long-term Cash Incentive Plans. In early 2002, the Committee established a two-year cash incentive plan with management objectives based on financial measures with a performance period from January 1, 2002 through December 31, 2003. The plan was limited to officers and a small number of senior managers. The financial opportunity varied according to the level of the participant's organizational responsibility. The Chief Executive Officer can attain 150% of his base pay as in effect on January 1, 2002, for achieving the targeted objective, and 225% for exceeding the maximum objective. The other participants had a lesser opportunity ranging anywhere from 40% to 100% at target and 60% to 150% at maximum. The financial measurement for this plan was the corporate or business unit's two-year improvement in "economic profit," a blend of operating profit and reduction in working capital. At the conclusion of the plan performance period, 68.5% of the targeted corporate objective was achieved, which resulted in a payout of $601,088 to the Chief Executive Officer for this two year plan.

     In early 2003, the Committee established an overlapping two-year cash incentive plan with management objectives based on financial measures with a performance period from January 1, 2003 through December 31, 2004. The financial opportunity varies according to the level of a participant's organizational responsibility. The Chief Executive Officer can attain 75% of his base pay as in effect on January 1, 2003, for achieving the targeted objective, and 112.5% for exceeding the maximum objective. The other participants have a lesser opportunity ranging from 20% to 50% at target and 30% to 75% at maximum. The financial measurement for this plan is the cumulative operating profit over the plan performance period.

     Stock Options. Stock options are typically granted annually to executives and other selected employees whose contributions and skills are important in the long-term success of the Company. The options are granted with the exercise price equal to the market price of the Company's stock on the day of grant, vest over a period of up to four years and expire after ten years.

     In 2003, a total of 156 selected employees were awarded options. The overall number of option shares granted was 1.43% of total shares outstanding.

     The Committee established a range of potential option awards for the Chief Executive Officer and the other executive officers. The specific number of stock options granted to an executive was determined by the Committee based upon the individual's level of responsibility, recommendations by management, and a subjective judgment by the Committee of the executive's contribution to the performance of the Company. The number of options currently held by each executive was not taken into consideration. In 2003, the Committee granted the Chief Executive Officer a stock option covering 28,500 shares of Brush Engineered Materials common stock.

SPECIAL AWARD

     In 2002 the Company discontinued its Supplemental Retirement Benefit Plan for the Chief Executive Officer as well as a few other participants in exchange for amounts paid in settlement of the Company's obligation. As a result, their retirement benefit is limited to the amount provided by the qualified pension plan.

     In 2003, in lieu of a supplemental plan and in order to retain a competitive position in the marketplace, the Committee exercised its discretion to authorize special awards to the Chief Executive Officer and the other former participants. The Chief Executive Officer was awarded $597,425. Although the Company is not obligated under any supplemental plan or otherwise to make such an award, the Committee determined to authorize payment of an actuarially derived amount based upon the objective of providing a present value benefit equivalent to what would have been accrued under the former supplemental plan taking into account prior amounts paid. It is anticipated that the Committee may exercise its discretion to make similar awards in future years, as appropriate to the Company's circumstances.

     Additional considerations in so structuring the "special award" are as follows:

     - the calculation used for estimating an equivalent to the pension plan uses the same benefit formula as for any other salaried employee and included only income above the statutory compensation limit, taking into account in the case of the Chief Executive Officer all service for which credit would have been recognized under the former supplemental plan

     - the payment is fully taxable as ordinary income to the recipient

     - no part of the special award is for deferred compensation

     - there are no guarantees on the assumed rate of returns to the individual once the special award has been paid

     - the Company no longer accrues a future benefit on its balance sheet

DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     Section 162(m) of the U.S. Internal Revenue Code of 1986 limits deductibility of compensation in excess of $1 million paid to the Company's Chief Executive Officer and to each of the other four highest-paid executive officers. However, some "performance-based" compensation is specifically exempt from the deduction limit. While the Committee generally takes into consideration the deductibility of its executive officers' compensation, the Committee retains the flexibility to make payments or awards whether or not such payments or awards qualify for tax deductibility under Section 162(m).

     The foregoing report has been furnished by the Organization and Compensation Committee of the Board of Directors.

William P. Madar (Chairman)         Joseph P. Keithley   N. Mohan Reddy, Ph.D.
Albert C. Bersticker                William B. Lawrence  William R. Robertson
David H. Hoag                       William G. Pryor     John Sherwin, Jr.

           CUMULATIVE SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION

     The following graph sets forth the cumulative shareholder return on Brush Engineered Materials common stock as compared to the cumulative total return of the S&P 500 Index, the S&P Small-Cap 600 Index and the Russell 2000 Index. Brush is a component company of the S&P Small-Cap 600 Index and the Russell 2000 Index. In the 2003 proxy, we added the S&P Small-Cap 600 Index, as we believe it provides a comparative benchmark that more closely reflects the diverse mix of the Company's businesses. In previous years a self-constructed peer group had been used for comparative purposes. However, due to Brush's unique business and changes affecting companies within the self-constructed peer group, we no longer believe that this peer group is an appropriate comparison. This year the Company is adding the Russell 2000 Index which is a better comparison than the S&P 500 Index because the Company is included in this index. In the future, the S&P 500 Index will be eliminated from this performance comparison(1).

                              [PERFORMANCE GRAPH]

                                                1998    1999    2000    2001    2002    2003
                                                ----    ----    ----    ----    ----    ----
Brush Engineered Materials....................  $100    $ 99    $122    $ 89    $ 34    $ 96
S&P Small Cap 600.............................  $100    $112    $126    $134    $114    $159
S&P 500.......................................  $100    $121    $110    $ 97    $ 76    $ 97
Russell 2000..................................  $100    $121    $118    $121    $ 96    $141

---------------

(1) Assumes that the value of Brush Engineered Materials common stock and each index was $100 on December 31, 1998 and that all applicable dividends were reinvested.

                        PENSION AND RETIREMENT BENEFITS

     The Brush Engineered Materials Inc. Pension Plan ("qualified pension plan") is a defined benefit plan under which Messrs. Harnett, Skoch and Grampa are currently accruing benefits. As of December 31, 2003, the Company's Supplemental Retirement Benefit Plan ("supplemental plan") benefit accrued for Mr. Grampa was frozen. During early 2004, Mr. Grampa received compensation in exchange for his agreement to forego benefits under the supplemental plan in the amount of $35,270. As a result, his retirement benefit will be limited to that amount provided by the qualified pension plan, subject to the statutory benefit and compensation limits. The Internal Revenue Code limits benefits in the qualified pension plan to that based on compensation not in excess of $200,000 in 2003 and $205,000 in 2004. There are no longer any executive officers currently eligible to receive a benefit under the Company's supplemental plan.

     The following table shows the estimated annual pension benefits under the qualified pension plan for Messrs. Harnett, Skoch and Grampa. The amounts shown are those which would be payable, as a single life annuity, for retirement at age 65 based on various periods of service:

                           AGE 65 RETIREMENT BENEFIT

                                                          YEARS OF SERVICE AT AGE 65
FINAL AVERAGE                        --------------------------------------------------------------------
 ANNUAL PAY
  AT AGE 65                          10 YEARS    15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
-------------                        --------    --------    --------    --------    --------    --------
 $  150,000   .....................  $18,444     $27,666     $36,888     $46,110     $55,332     $64,554
    200,000   .....................   25,587      38,380      51,174      63,967      76,761      89,554
    205,000   .....................   26,301      39,452      52,602      65,753      78,903      92,054

     The compensation covered by the qualified pension plan is regular base salary, sales commissions and certain performance compensation. The compensation covered by this plan is limited to the Internal Revenue Code limitation discussed above. The special award portion of the bonus is not eligible for calculating pension benefits. "Final Average Annual Pay at Age 65" is based on the employee's highest compensation for any five consecutive calendar years of employment. Credited service for pension benefit purposes for Messrs. Harnett, Skoch and Grampa is 12, 20 and 5 years, respectively.

EMPLOYMENT AGREEMENTS

     We have entered into severance agreements with various senior executives, including Messrs. Harnett, Skoch and Grampa, to help ensure the continuity and stability of our senior management. If, a "change in control" of the Company as defined in these agreements, the executive's employment is terminated by the Company or one of its affiliates except for cause, or he resigns within one month after the first anniversary of the change, or the nature and scope of his duties worsens or certain other adverse changes occur and the Board of Directors so decides, then severance benefits will apply. Severance benefits include rights to a lump sum payment of three times salary; incentive compensation; cash in lieu of benefits under the Company's Supplemental Retirement Benefit Plan; any special awards; the continuation of retiree medical and life insurance benefits for three years; and a lump sum payment equal to the sum of the present value of any bonus he would have received under any long-term incentive plan (assuming attainment of the plan target rate), any retirement benefits he would have earned during the next three years and the cash value of certain other benefits. All equity incentive awards also vest, and all stock options become fully exercisable, if the severance benefits are applicable. A termination or demotion following the commencement of discussions with a third party which ultimately result in a change in control will also activate severance benefits. Payments and benefits under the severance agreements are subject to reduction in order to avoid the application of the excise tax on "excess parachute payments" under the Internal Revenue Code, but only if the reduction would increase the net after-tax amount received by the executive.

     Under these agreements, each executive agrees not to compete with the Company during employment or for one year thereafter; not to solicit any of our employees, agents or consultants to terminate their relationship with us; and to protect our confidential business information. Each executive also assigns to us any intellectual property rights he may otherwise have to any discoveries, inventions or improvements made while in our employ or within one year thereafter. Brush Engineered Materials must secure its performance under the severance agreements through a trust which is to be funded upon the change in control, and amounts due but not timely paid earn interest at the prime rate plus 4%. The Company must pay attorneys' fees and expenses incurred by an executive in enforcing his rights under his severance agreement. The severance agreements may have the effect of inhibiting a change in control of the Company.

                             AUDIT COMMITTEE REPORT

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the Company's systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management, and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors' independence.

     The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held eight meetings during 2003.

     In reliance on these reviews and discussions, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                              William R. Robertson (Chairman)
                              William B. Lawrence
                              N. Mohan Reddy, Ph.D.
                              John Sherwin, Jr.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP serves as the independent auditors for the Company. Representatives of Ernst & Young LLP are expected to be present at the 2004 Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will respond to appropriate questions.

  Preapproval Policy for External Auditing Services

     The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company's independent auditor, including the scope of and fees for such services. The Company's independent auditors, after consultation with management, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee's approval for its annual audit and associated quarterly reviews and procedures. Management, after consultation with the Company's independent auditors, will submit a budget, based on guidelines set forth in the policy, for the Audit Committee's approval for audit related, tax and other services to be provided by the Company's independent auditors for the upcoming fiscal year. The policy prohibits the Company's independent accountant from providing certain services described in the policy as prohibited services.

  External Audit Fees

                                                                 2003        2002
                                                              ----------   --------
Audit Fees..................................................  $  573,300   $495,455
Audit Related Fees..........................................      74,300     20,000
Tax Fees....................................................      90,235    129,610
All Other Fees..............................................     284,300          0
                                                              ----------   --------
Total.......................................................  $1,022,135   $645,065
                                                              ==========   ========

AUDIT FEES

     Audit fees consist of fees billed for professional services rendered for the audit of the Company's Consolidated Financial Statements and review of the interim consolidated financial statements included in quarterly reports and audits in connection with statutory requirements.

AUDIT-RELATED FEES

     Audit-related services principally include the audit of financial statements of the Company's employee benefit plans and accounting assistance and advisory services related to the Sarbanes-Oxley Act of 2002.

TAX FEES

     Tax fees include corporate tax compliance, tax advice and tax planning.

ALL OTHER FEES

     All other fees consist of due diligence with regard to the Company's refinancing and services in support of the Company's litigation matters. The fees and services in support of the Company's litigation matters have been concluded.

                             SHAREHOLDER PROPOSALS

     We must receive by November 28, 2004, any proposal of a shareholder intended to be presented at the 2005 annual meeting of Brush Engineered Materials' shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2005 annual meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934. These proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2005 annual meeting must be received by us on or before the date determined in accordance with our code of regulations or they will be considered untimely under Rule 14a-4(c) of the Exchange Act. Under our code of regulations, proposals generally must be received by us no fewer than 60 and no more than 90 days before an annual meeting. However, if the date of a meeting is more than ten days from the anniversary of the previous year's meeting and we do not give notice of the meeting at least 75 days in advance, proposals must be received within ten days from the date of our notice. Our proxy related to the 2005 annual meeting of Brush Engineered Materials' shareholders will give discretionary authority to the proxy holders to vote with respect to all proposals submitted outside the processes of Rule 14a-8 received by us after the date determined in accordance with our code of regulations.

                                 OTHER MATTERS

     We do not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action of which we did not have notice prior to March 1, 2004, or that applicable laws otherwise permit proxies to vote on a discretionary basis, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his own judgment.

                                          By order of the Board of Directors,

                                          Brush Engineered Materials Inc.

                                          Michael C. Hasychak
                                          Secretary

Cleveland, Ohio
March 15, 2004

                                                                      APPENDIX A

                        BRUSH ENGINEERED MATERIALS INC.

                            AUDIT COMMITTEE CHARTER
           (AS ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 3, 2004)

PURPOSES

     This Charter governs the operations of the Audit Committee of the Board of Brush Engineered Materials Inc. The Audit Committee has been created by the Board to (a) assist the Board in fulfilling the Board's oversight responsibilities to the shareholders, potential shareholders and other constituencies with respect to (i) the integrity of the Company's financial statements, (ii) the Company's financial reporting process and compliance with ethics policies and legal and other regulatory requirements, (iii) the independent auditors' qualifications and independence, (iv) the Company's systems of internal accounting and financial controls and (v) the performance of the independent auditors and of the Company's internal audit function; and (b) prepare the Audit Committee's report, made pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), to be included in the Company's annual proxy statement (the "Audit Committee Report").

COMPOSITION OF THE AUDIT COMMITTEE

     Number. The Audit Committee is appointed by the Board and is comprised of at least three members.

     Qualifications. Each Audit Committee member is to have all of the following qualifications:

     1) Each Audit Committee member must meet the independence criteria of (a) the rules of the New York Stock Exchange, Inc., as such requirements are interpreted by the Board in its business judgment and (b) Section 301 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the Securities and Exchange Commission ("SEC").

     2) Each Audit Committee member must be financially literate or become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee is to have accounting or related financial management expertise sufficient to meet the criteria of a financial expert within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC. The Board shall determine, in its business judgment, whether a member is financially literate and whether at least one member has the requisite accounting or financial expertise and meets the financial expert criteria. The designation or identification of a person as an "audit committee financial expert" shall not (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board in the absence of such designation or identification, or (b) affect the duties, obligations or liability of any other member of the Audit Committee or Board.

     3) Each Audit Committee member is to receive as compensation from the Company only those forms of compensation as are not prohibited by
        Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the NYSE. Permitted compensation includes (a) director's fees (which includes all forms of compensation paid to directors of the Company for service as a director or member of a Board Committee) and/or (b) fixed amounts of compensation under a retirement plan (including pension payments or other deferred compensation) for prior service with the Company provided that such compensation is not contingent in any way on continued service.

     4) If an Audit Committee member simultaneously serves on the audit committee of more than three companies that are required to file reports pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (including the Company), the Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit

        Committee. The Company will be required to disclose any such determination in its annual proxy statement.

      Appointment. The Board will appoint the members and the Chairman of the Audit Committee based on nominations made by the Company's Governance Committee. Audit Committee members serve at the pleasure of the Board and for such term or terms as the Board may determine.

RESPONSIBILITIES AND DUTIES OF THE AUDIT COMMITTEE

     The Audit Committee is responsible to oversee the Company's financial reporting process on behalf of the Board. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's interim financial statements.

     In performing its responsibilities, the Audit Committee shall:

      1) Retain the Independent Auditors: The Audit Committee has the sole authority to (a) retain and terminate the Company's independent auditors, (b) approve all audit engagement fees, terms and services, and (c) approve any non-audit engagements with the Company's independent auditors. The Audit Committee is to exercise this authority in a manner consistent with Sections 201, 202 and 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing standards promulgated thereunder by the SEC and NYSE. The Audit Committee may delegate the authority to grant any pre-approvals required by such sections to one or more members of the Audit Committee as it designates, subject to the delegated member or members reporting any such pre-approvals to the Audit Committee at its next scheduled meeting.

      2) Review and discuss the Auditors' Quality Control: The Audit Committee is to, at least annually, obtain and review and discuss a report by the independent auditors describing (a) the audit firm's internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

      3) Review and discuss the Independence of the Auditors: In connection with the retention of the Company's independent auditors, the Audit Committee is to at least annually review and discuss the information provided by management and the auditors relating to the independence of the audit firm, including, among other things, information related to the non-audit services provided and expected to be provided by the auditors. The Audit Committee is responsible for (a) ensuring that the independent auditors submit at least annually to the Audit Committee a formal written statement delineating all relationships between the auditors and the Company, (b) actively engaging in a dialogue with the auditors with respect to any disclosed relationship or services that may impact the objectivity and independence of the auditors and (c) taking appropriate action in response to the auditors' report to satisfy itself of the auditors' independence. In connection with the Audit Committee's evaluation of the auditors' independence, the Audit Committee is to also review and evaluate the lead partner of the independent auditors and take such steps as may be required by law with respect to the regular rotation of the lead audit partner and the reviewing audit partner of the independent auditors, and consider whether or not there should be rotation of the independent audit firm itself.

      4) Set Hiring Policies: The Audit Committee is to set clear hiring policies for employees or former employees of the independent auditors, which include the restrictions set forth in Section 206 of the Sarbanes-Oxley Act of 2002.

      5) Review and Discuss the Audit Plan: The Audit Committee is to review and discuss with the independent auditors the plans for, and the scope of, the annual audit and other examinations, including the adequacy of staffing and compensation.

      6) Review and Discuss Conduct of the Audit: The Audit Committee is to review and discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, as well as any audit problems or difficulties and management's response, including (a) any restriction on audit scope or on access to requested information, (b) any disagreements with management and (c) significant issues discussed with the independent auditors' national office. The Audit Committee is to decide all unresolved disagreements between management and the independent auditors regarding financial reporting.

      7) Review and Discuss Financial Statements and Disclosures: The Audit Committee is to review and discuss with appropriate officers of the Company and the independent auditors the annual audited and quarterly financial statements of the Company, including (a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and (b) the disclosures regarding internal controls and other matters required to be reported to the Audit Committee by Section 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

      8) Review and Discuss the Content of Financial Press Releases: The Audit Committee is to review and discuss the content of all financial press releases (including any use of "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies (which review may occur after issuance and may be done generally as a review of the types of information to be disclosed and the form of presentation to be made).

      9) Review and Discuss Internal Audit Plans: The Audit Committee is to review and discuss with the Director of Internal Auditing and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities, including adequacy of staffing and compensation. The Audit Committee is to review and approve management's appointment, termination or replacement of the Chief Internal Auditor.

     10) Review and Discuss Internal Audit Reports: The Audit Committee is to review and discuss with the Chief Internal Auditor and appropriate members of the staff of the internal auditing department the annual report of the audit activities, examinations and results thereof of the internal auditing department.

     11) Review and Discuss the Systems of Internal Accounting Controls:The Audit Committee is to review and discuss with the independent auditors, the Chief Internal Auditor, the General Counsel, as appropriate, and, if and to the extent deemed appropriate by the Audit Committee, members of their respective staffs the adequacy of the Company's internal accounting controls, the Company's financial, auditing and accounting organizations and personnel, and the Company's policies and compliance procedures with respect to business practices which shall include the disclosures regarding internal controls and matters required to be reported to the Audit Committee by Section 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

     12) Review and Discuss the Audit Results: The Audit Committee is to review and discuss with the independent auditors (a) the report of their annual audit, or proposed report of their annual audit, (b) the accompanying management letter, if any, (c) the reports of their reviews of the Company's interim financial statements conducted in accordance with Statement on Auditing Standards No. 71, and (d) the reports of the results of such other examinations outside of the course of the independent auditors' normal audit procedures that the independent auditors may from time to time undertake. The foregoing is to include the reports required by Section 204 of the Sarbanes-Oxley Act of 2002 and the rules and listing standards promulgated thereunder by the SEC and NYSE, and, as appropriate, (a) a review of major issues regarding (i) accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles and (ii) the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, (b) a review of analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements and (c) a review of the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

     13) Obtain Assurances under Section 10A(b) of the Exchange Act: The Audit Committee is to obtain assurance from the independent auditors that in the course of conducting the audit there have been no acts detected or that have otherwise come to the attention of the audit firm that require disclosure to the Audit Committee under Section 10A(b) of the Exchange Act.

     14) Discuss Risk Management Policies: The Audit Committee is to discuss policies with respect to risk assessment and risk management to assess and manage the Company's exposure to risk. The Audit Committee should discuss the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures. The Audit Committee should periodically review the Company's contingency plans for protection of vital information and business conduct in the event of an operations interruption.

     15) Obtain Reports Regarding Conformity With the Company's Code of Business Conduct and Ethics: The Audit Committee is to periodically obtain reports from management and the Company's Chief Internal Auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with the Company's Code of Business Conduct and Ethics. The Audit Committee should advise the Board with respect to the Company's policies and procedures regarding compliance with the Company's Code of Business Conduct and Ethics.

     16) Obtain Reports Regarding Conformity With Legal Requirements: The Audit Committee is to periodically obtain reports from management and the Company's Chief Internal Auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Similar information should be obtained from the Company's independent auditors, as appropriate, based on known events and/or issues. The audit committee should advise the Board with respect to the company's policies and procedures regarding compliance with applicable laws and regulations.

     17) Establish Procedures for Complaints Regarding Financial Statements or Accounting Policies: The Audit Committee is to establish procedures, for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters as required by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing standards promulgated thereunder by the SEC and NYSE. The Audit Committee is to discuss with management and the independent auditor any correspondence with regulators or governmental agencies regarding complaints or concerns of the Company's financial statements, accounting policies or business practices.

     18) Discuss With General Counsel Matters Regarding Financial Statements or Compliance Policies: Annually, and to the extent deemed required, the Audit Committee should discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies. The Audit Committee is to receive reports from the Company's counsel of evidence of any material violation of securities laws or breaches of fiduciary duties.

     19) Review and Discuss Other Matters: The Audit Committee should review and discuss such other matters that relate to the accounting, auditing and financial reporting practices and procedures of the Company as the Audit Committee may, in its own discretion, deem desirable in connection with the review functions described above.

     20) Make Board Reports: The Audit Committee should report its activities regularly to the Board in such manner and at such times as the Audit Committee and the Board deem appropriate, but in no event less than once a year. This report is to include the Audit Committee's conclusions with respect to its evaluation of the independent auditors.

     21) Maintain Flexibility. The Audit Committee, in carrying out its responsibilities, policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

MEETINGS OF THE AUDIT COMMITTEE

     The Audit Committee should meet in person or telephonically at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities as set forth herein. The Chair of the Audit Committee is, in consultation with the other members of the Audit Committee, the Company's independent auditors and the appropriate officers of the Company, responsible for calling meetings of the Audit Committee, approve and/or establish agendas therefor and supervising the conduct thereof. The Audit Committee may also take any action permitted hereunder by unanimous written consent.

     The Audit Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee should meet with the Company's management, the internal auditors and the independent auditors periodically in separate private sessions to discuss any matter that the Audit Committee, management, the independent auditors or such other persons believe should be discussed privately.

RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

     The Audit Committee is to have the resources and authority appropriate to discharge its responsibilities and carry out its duties as required by law, including the authority to engage outside auditors for special audits, reviews and other procedures and to engage independent counsel and other advisors, experts or consultants. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

AUDIT COMMITTEE REPORT

     The Audit Committee will prepare, with the assistance of management, the independent auditors and outside legal counsel, the Audit Committee Report.

ANNUAL REVIEW OF CHARTER

     The Audit Committee will conduct and review with the Board annually an evaluation of this Charter and recommend any changes to the Board. The Audit Committee may conduct this charter evaluation in such manner as the Audit Committee, in its business judgment, deems appropriate.

ANNUAL PERFORMANCE EVALUATION

     The Audit Committee will conduct and review with the Board annually an evaluation of the Audit Committee's performance with respect to the requirements of this Charter. This evaluation should also set forth the goals and objectives of the Audit Committee for the upcoming year. The Audit Committee may conduct this performance evaluation in such manner as the Audit Committee, in its business judgment, deems appropriate.

     Consistent with the New York Stock Exchange listing requirements, this Charter will be included on the Company's website and will be made available upon request sent to the Company's Secretary. This Charter will also be periodically published in the proxy statement relating to the Company's annual meeting of shareholders.

                                  DETACH CARD
--------------------------------------------------------------------------------

                                                                   EXHIBIT 99(a)
BRUSH ENGINEERED MATERIALS INC. -- PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gordon D. Harnett, or if he is unable or unwilling to act, then Michael C. Hasychak, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of shareholders of Brush Engineered Materials Inc. to be held on May 4, 2004 and at any adjournment or postponement thereof:

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1.

    1. ELECTION OF DIRECTORS.
     FOR all nominees listed below        [ ]         WITHHOLD AUTHORITY        [ ]
     (except as indicated to the contrary below)      to vote for the nominees listed below

     Nominees:  Joseph P. Keithley, William R. Robertson and John Sherwin, Jr.

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES, WRITE THOSE
                 NOMINEES' NAMES IN THE SPACE PROVIDED BELOW.

   -----------------------------------------------------------------------------

   2. In accordance with his judgment upon any other matter properly presented.

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

                                                SHARES

(Continued from the other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS.

                                                     Dated................, 2004

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     NOTE: Please sign exactly
                                                     as the name appears hereon.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     add your title as such.

                                       PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                       PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH
                                                 REQUIRES NO POSTAGE.

                                  DETACH CARD
--------------------------------------------------------------------------------

CONFIDENTIAL VOTING INSTRUCTIONS
TO FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE UNDER THE BRUSH ENGINEERED MATERIALS INC. PAYSOP

Pursuant to section 6.8 of the Brush Engineered Materials Inc. Savings and Investment Plan, the undersigned, as a participant in the Plan, hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Engineered Materials Inc. credited to the undersigned's PAYSOP Contribution Account under the Plan on the record date for the annual meeting of shareholders of Brush Engineered Materials Inc. to be held on May 4, 2004 and at any adjournment or postponement thereof, on the following matters as checked below.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1.

    1. ELECTION OF DIRECTORS.
       FOR all nominees listed below        [ ]         WITHHOLD AUTHORITY        [ ]
       (except as indicated to the contrary below)      to vote for the nominees listed below

     Nominees:  Joseph P. Keithley, William R. Robertson and John Sherwin, Jr.

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES, WRITE THOSE
                 NOMINEES' NAMES IN THE SPACE PROVIDED BELOW.

   -----------------------------------------------------------------------------

   2. In accordance with his judgment upon any other matter properly presented.

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

(Continued from the other side)

PLEASE SIGN EXACTLY AS THE NAME APPEARS BELOW. THE TRUSTEE SHALL NOT VOTE SHARES OF THE COMPANY FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS.

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL OF THE TRUSTEE. THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED BUT THIS CARD IS EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS.

                                                     Dated................, 2004

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     NOTE: Please sign exactly
                                                     as the name appears hereon.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     add your title as such.

                                      PLEASE SIGN, DATE AND RETURN YOUR VOTING
                                      CARD PROMPTLY IN THE ENCLOSED ENVELOPE,
                                             WHICH REQUIRES NO POSTAGE.

                                  DETACH CARD
--------------------------------------------------------------------------------

CONFIDENTIAL VOTING INSTRUCTIONS
TO FIDELITY MANAGEMENT TRUST COMPANY, TRUSTEE UNDER THE BRUSH ENGINEERED MATERIALS INC.
SAVINGS AND INVESTMENT PLAN.

Pursuant to section 6.8 of the Brush Engineered Materials Inc. Savings and Investment Plan, the undersigned, as a participant in the Plan, hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Engineered Materials Inc. credited to the undersigned's account (other than shares credited under the PAYSOP Contribution Account) under the Plan on the record date for the annual meeting of shareholders of Brush Engineered Materials Inc. to be held on May 4, 2004 and at any adjournment or postponement thereof, on the following matters as checked below.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1.

    1. ELECTION OF DIRECTORS.
       FOR all nominees listed below        [ ]         WITHHOLD AUTHORITY        [ ]
       (except as indicated to the contrary below)      to vote for the nominees listed below

     Nominees:  Joseph P. Keithley, William R. Robertson and John Sherwin, Jr.

   INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEES, WRITE THOSE
                 NOMINEES' NAMES IN THE SPACE PROVIDED BELOW.

   -----------------------------------------------------------------------------

   2. In accordance with his judgment upon any other matter properly presented.

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

(Continued from the other side)

PLEASE SIGN EXACTLY AS THE NAME APPEARS BELOW. THE TRUSTEE SHALL VOTE SHARES OF THE COMPANY FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS IN THE SAME PROPORTION AS IT VOTES THE SHARES FOR WHICH IT RECEIVES VOTING INSTRUCTIONS.

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL OF THE TRUSTEE. THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED BUT THIS CARD IS EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS.

                                                     Dated................, 2004

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     NOTE: Please sign exactly
                                                     as the name appears hereon.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     add your title as such.

                                      PLEASE SIGN, DATE AND RETURN YOUR VOTING
                                      CARD PROMPTLY IN THE ENCLOSED ENVELOPE,
                                             WHICH REQUIRES NO POSTAGE.